                                                                     EXHIBIT 4.4

                                  $225,000,000

                           MILACRON ESCROW CORPORATION

                      11 1/2% SENIOR SECURED NOTES DUE 2011

                          REGISTRATION RIGHTS AGREEMENT

                                                                    May 26, 2004

Credit Suisse First Boston LLC
  As Representative of the Several Purchasers,
  c/o Credit Suisse First Boston LLC
    Eleven Madison Avenue
    New York, New York 10010-3629

Ladies and Gentlemen:

      Milacron Escrow Corporation, a Delaware corporation (collectively, with Milacron, Inc. upon its execution of the Registration Rights Joinder (as defined below) the "Issuer"), proposes to issue and sell to the several purchasers named in Schedule A hereto (collectively, the "Purchasers"), upon the terms set forth in a purchase agreement of even date herewith (the "Purchase Agreement"), $225,000,000 aggregate principal amount of its 11 1/2% Senior Secured Notes due 2011 (the "Initial Securities") to become unconditionally guaranteed (the "Guaranties") by the guarantors listed on Schedule B hereto (each a "Guarantor" and, collectively, the "Guarantors"). The Initial Securities will be issued pursuant to an Indenture, dated as of May 26, 2004, (the "Indenture") between the Issuer and U.S. Bank National Association, as trustee (the "Trustee"). All of the proceeds from the issuance of the Initial Securities will be escrowed under the Pledge and Escrow Agreement, dated as of May 26, 2004, (the "Pledge and Escrow Agreement") among the Issuer, the Trustee and U.S. Bank National Association, as escrow agent (the "Escrow Agent"), beginning on the date of the Indenture and ending on the date on which such proceeds are released upon satisfaction of all conditions precedent to such release, as set forth in the Pledge and Escrow Agreement (the "Escrow Period"). Pursuant to the terms of an agreement and plan of merger to be entered into by Milacron Escrow Corporation and Milacron Inc., a Delaware corporation ("Milacron"), Milacron Escrow Corporation will merge with and into Milacron, with Milacron as the surviving corporation, upon expiration of the Escrow Period (the "Escrow Merger"). After the expiration of the Escrow Period, Milacron and each Guarantor shall join this Agreement by execution of the joinder attached hereto as Exhibit A (the "Registration Rights Joinder"). As an inducement to the Purchasers, the Issuer agrees with the Purchasers, for the benefit of the holders of the Initial Securities (including, without limitation, the Purchasers), the Exchange Securities (as defined below) and the Private Exchange Securities (as defined below) (collectively the "Holders"), as follows:

      1. Registered Exchange Offer. The Issuer shall, at its own cost, prepare and, not later than 120 days after (or if the 120th day is not a business day, the first business day thereafter) the expiration of the Escrow Period, file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Exchange Offer Registration Statement") on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a proposed offer (the "Registered Exchange

Offer") to the Holders of Transfer Restricted Securities (as defined in Section 6 hereof), who are not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of debt securities (the "Exchange Securities") of the Issuer issued under the Indenture and identical in all material respects to the Initial Securities (except for the transfer restrictions relating to the Initial Securities and the provisions relating to the matters described in Section 6 hereof) that would be registered under the Securities Act. The Issuer shall use its reasonable best efforts to cause such Exchange Offer Registration Statement to become effective under the Securities Act within 180 days (or if the 180th day is not a business day, the first business day thereafter) after the expiration of the Escrow Period and shall keep the Exchange Offer Registration Statement effective for not less than 30 days (or longer, if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the Holders (such period being called the "Exchange Offer Registration Period").

      If the Issuer effects the Registered Exchange Offer, the Issuer will be entitled to close the Registered Exchange Offer 30 days after the commencement thereof provided that the Issuer has accepted all the Initial Securities theretofore validly tendered in accordance with the terms of the Registered Exchange Offer.

      Following the declaration of the effectiveness of the Exchange Offer Registration Statement, the Issuer shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder of Transfer Restricted Securities (as defined in Section 6 hereof) electing to exchange the Initial Securities for Exchange Securities (assuming that such Holder is not an affiliate of the Issuer within the meaning of the Securities Act, acquires the Exchange Securities in the ordinary course of such Holder's business and has no arrangements with any person to participate in the distribution of the Exchange Securities and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States.

      The Issuer acknowledges that, pursuant to current interpretations by the Commission's staff of Section 5 of the Securities Act, in the absence of an applicable exemption therefrom, (i) each Holder which is a broker-dealer electing to exchange Securities, acquired for its own account as a result of market making activities or other trading activities, for Exchange Securities (an "Exchanging Dealer"), is required to deliver a prospectus containing the information set forth in (a) Annex A hereto on the cover, (b) Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section, and (c) Annex C hereto in the "Plan of Distribution" section of such prospectus in connection with a sale of any such Exchange Securities received by such Exchanging Dealer pursuant to the Registered Exchange Offer and (ii) a Purchaser that elects to sell Exchange Securities acquired in exchange for Securities constituting any portion of an unsold allotment is required to deliver a prospectus containing the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in connection with such sale.

      The Issuer shall use its reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein, in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Securities; provided, however, that
(i) in the case where such prospectus and any amendment or supplement thereto must be delivered by an Exchanging Dealer or a Purchaser, such period shall be the lesser of 180 days and the date on which all Exchanging Dealers and the Purchasers have sold all Exchange Securities held by them (unless such period is extended pursuant to Section 3(j) below) and (ii) the Issuer shall make such prospectus and any amendment or supplement thereto, available to any broker-dealer for use in connection with any resale of any Exchange Securities for a period of not less than 90 days after the consummation of the Registered Exchange Offer; provided, however, that during such period, the Issuer may suspend the effectiveness of the Exchange Offer Registration Statement, for an aggregate period of not more than 45 consecutive days in any 90 day period, and not totaling more than 90 days in any one year, if there is a possible acquisition or business combination or other transaction, business development or event involving the Issuer or any of its subsidiaries that may require disclosure in the Exchange Offer Registration Statement and the Issuer determines in the exercise of its reasonable judgment that such disclosure is not in the best interests of the Issuer and its stockholders or obtaining any financial statements relating to an acquisition or business combination required to be included in the Exchange Offer Registration Statement would be impracticable. In the event that the Issuer suspends the effectiveness of the Exchange Offer Registration Statement as contemplated by the proviso to the foregoing sentence, the Issuer shall promptly notify any such Exchanging Dealer, Purchaser or broker-dealer of the suspension of the Exchange Offer Registration Statement's effectiveness, provided that such notice shall not require the Issuer to disclose the possible acquisition or business combination or other transaction, business development or event if the Issuer determines in good faith that such acquisition or business combination or other transaction, business development or event should remain confidential. Upon the abandonment, consummation or termination of the possible acquisition or business combination or other transaction, business development or event or the availability of the required financial statements with respect to a possible acquisition or business combination, the suspension of the use of the Exchange Offer Registration Statement shall cease and the Issuer shall promptly comply with Section 3(j) hereof and notify such Exchanging Dealer, Purchaser or broker-dealer that the use of the prospectus contained in the Exchange Offer Registration Statement, as amended or supplemented, as applicable, may resume.

      If, upon consummation of the Registered Exchange Offer, any Purchaser holds Initial Securities acquired by it as part of its initial distribution, the Issuer, simultaneously with the delivery of the Exchange Securities pursuant to the Registered Exchange Offer, shall issue and deliver to such Purchaser upon the written request of such Purchaser, in exchange (the "Private Exchange") for the Initial Securities held by such Purchaser, a like principal amount of debt securities of the Issuer issued under the Indenture and identical in all material respects (including the existence of restrictions on transfer under the Securities Act and the securities laws of the several states of the United States, but excluding provisions relating to the matters described in Section 6 hereof) to the Initial Securities (the "Private Exchange Securities"). The Initial Securities, the Exchange Securities and the Private Exchange Securities are herein collectively called the "Securities".

      In connection with the Registered Exchange Offer, the Issuer shall:

            (a) mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

            (b) keep the Registered Exchange Offer open for not less than 30 days (or longer, if required by applicable law) after the date notice thereof is mailed to the Holders;

            (c) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York, which may be the Trustee or an affiliate of the Trustee;

            (d) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last business day on which the Registered Exchange Offer shall remain open; and

            (e) otherwise comply in all material respects with all applicable laws.

      As soon as practicable after the close of the Registered Exchange Offer or the Private Exchange, as the case may be, the Issuer shall:

            (x) accept for exchange all the Securities validly tendered and not withdrawn pursuant to the Registered Exchange Offer and the Private Exchange;

            (y) deliver to the Trustee for cancellation all the Initial Securities so accepted for exchange; and

            (z) cause the Trustee to authenticate and deliver promptly to each Holder of the Initial Securities, Exchange Securities or Private Exchange Securities, as the case may be, equal in principal amount to the Initial Securities of such Holder so accepted for exchange.

      The Indenture will provide that the Exchange Securities will not be subject to the transfer restrictions set forth in the Indenture and that all the Securities will vote and consent together on all matters as one class and that none of the Securities will have the right to vote or consent as a class separate from one another on any matter.

      Interest on each Exchange Security and Private Exchange Security issued pursuant to the Registered Exchange Offer and in the Private Exchange will accrue from the last interest payment date on which interest was paid on the Initial Securities surrendered in exchange therefor or, if no interest has been paid on the Initial Securities, from the date of original issue of the Initial Securities.

      Each Holder participating in the Registered Exchange Offer shall be required to represent to the Issuer that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Securities received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Securities or the Exchange Securities within the meaning of the Securities Act, (iii) such Holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Issuer or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities and (v) if such Holder is a broker-dealer, that it will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities.

      Notwithstanding any other provisions hereof, the Issuer will ensure that
(i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      2. Shelf Registration. If: (i) the Issuer is not (a) required to file the Exchange Offer Registration Statement or (b) permitted to consummate the Registered Exchange Offer because the Registered Exchange Offer is not permitted by applicable law or Commission policy; or (ii) any holder of Transfer Restricted Securities (as defined in Section 6 hereof) notifies the Issuer prior to the 20th day following the consummation of the Registered Exchange Offer that: (a) it is prohibited by law or Commission policy from participating in the Registered Exchange Offer or (b) that it may not resell the Exchange Securities acquired by it in the Registered Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or (c) that it is a broker dealer and owns Initial Securities acquired directly from the Issuer or an affiliate of the Issuer, the Issuer shall take the following actions:

            (a) The Issuer shall, at its cost, use its reasonable best efforts to file a registration statement (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, a "Registration Statement") on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Securities (as defined in Section 6 hereof) by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the "Shelf Registration") within 60 days (or if such 60th day is not a business day, the first business day thereafter) after so required or requested pursuant to this Section 2 and the Issuer shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective within 120 days (or if such 120th day is not a business day, the first business day thereafter) after so required or requested by this Section 2 or such later dates on which the Exchange Offer Registration Statement would have been required to be filed or declared effective, as the case may be; provided, however, that no Holder (other than a Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

            (b) The Issuer shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Securities, for a period of two years (or for such longer period if extended pursuant to Section 3(j) below) from the date of its effectiveness or such shorter period that will terminate when all the Securities covered by the Shelf Registration Statement (i) have been sold pursuant thereto or (ii) are no longer restricted securities (as defined in Rule 144 under the Securities Act, or any successor rule thereof); provided, however, that the Issuer shall in no event be obligated to keep such Shelf Registration Statement effective for a period of more than 180 days from the date the Shelf Registration Statement is declared effective by the Commission if the Shelf Registration Statement is required to be filed solely to permit resales by a broker-dealer that holds Securities acquired directly from the Issuer or one or more of its affiliates or such shorter period that will terminate when all such Securities cease to be Transfer Restricted Securities; provided further that, during such period, the Issuer may suspend the effectiveness of the Shelf Registration Statement, for an aggregate period of not more than 45 consecutive days in any 90 day period, and not totaling more than 90 days in any one year, if there is a possible acquisition or business combination or other transaction, business development or event involving the Issuer and its subsidiaries that may require disclosure in the Shelf Registration Statement and the Issuer determines in the exercise of its reasonable judgment that such disclosure is not in the best interests of the Issuer and its stockholders or obtaining any financial statements relating to an acquisition or business combination required to be included in the Shelf Registration Statement would be impracticable. In the event that the Issuer suspends the effectiveness of the Shelf Registration Statement as contemplated by the proviso to the foregoing sentence, the Issuer shall promptly notify the Holders of such suspension, provided that such notice shall not require the Issuer to disclose the possible acquisition or business combination or other transaction, business development or event if the Issuer determines in good faith that such acquisition or business combination or other transaction, business development or event should remain confidential. Upon the abandonment, consummation or termination of the possible acquisition or business combination or other transaction, business development or event or the availability of the required financial statements with respect to a possible acquisition or business combination, the suspension of the use of the Shelf Registration Statement shall cease and the Issuer shall promptly comply with Section 3(j) hereof and notify the Holders that disposition of Transfer Restricted Securities may resume. The Issuer shall be deemed not to have used its reasonable best efforts to keep the

      Shelf Registration Statement effective during the requisite period if it voluntarily takes any action (other than a suspension contemplated by the final proviso to the first sentence of this Section 2(b)) that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless such action is required by applicable law.

            (c) Notwithstanding any other provisions of this Agreement to the contrary, the Issuer shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      3. Registration Procedures. In connection with any Shelf Registration contemplated by Section 2 hereof and, to the extent applicable, any Registered Exchange Offer contemplated by Section 1 hereof, the following provisions shall apply:

            (a) The Issuer shall (i) furnish to each Purchaser, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that a Purchaser (with respect to any portion of an unsold allotment from the original offering) is participating in the Registered Exchange Offer or the Shelf Registration Statement, the Issuer shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as such Purchaser reasonably may propose; (ii) include the information set forth in Annex A hereto on the cover, in Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section and in Annex C hereto in the "Plan of Distribution" section of the prospectus forming a part of the Exchange Offer Registration Statement and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; (iii) if requested by a Purchaser, include the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement;
      (iv) include within the prospectus contained in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," reasonably acceptable to the Purchasers, which shall contain a summary statement of the positions taken or policies made by the staff of the Commission with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of Exchange Securities received by such broker-dealer in the Registered Exchange Offer (a "Participating Broker-Dealer"), whether such positions or policies have been publicly disseminated by the staff of the Commission or such positions or policies, in the reasonable judgment of the Purchasers based upon advice of counsel (which may be in-house counsel), represent the prevailing views of the staff of the Commission; and (v) subject to clause (n) below, in the case of a Shelf Registration Statement, include the names of the Holders, who propose to sell Securities pursuant to the Shelf Registration Statement, as selling securityholders.

            (b) The Issuer shall give written notice to the Purchasers, the Holders of the Securities and any Participating Broker-Dealer from whom the Issuer has received prior written notice that it will be a Participating Broker-Dealer in the Registered Exchange Offer (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

                  (i) when the Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

                  (ii) of any request by the Commission for amendments or
            supplements to the Registration Statement or the prospectus included therein or for additional information;

                  (iii) of the issuance by the Commission of any stop order
            suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                  (iv) of the receipt by the Issuer or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                  (v) of the happening of any event that requires the Issuer to make changes in the Registration Statement or the prospectus in order that the Registration Statement or the prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading.

            (c) The Issuer shall make every reasonable effort to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Registration Statement.

            (d) The Issuer shall furnish to each Holder of Securities included within the coverage of the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

            (e) The Issuer shall deliver to each Exchanging Dealer and each Purchaser, and to any other Holder who so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if any Purchaser or any such Holder requests, all exhibits thereto (including those incorporated by reference).

            (f) The Issuer shall, during the effectiveness of the Shelf Registration Statement, deliver to each Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Issuer consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

            (g) The Issuer shall deliver to each Purchaser, any Exchanging Dealer, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as such persons may reasonably request. The Issuer consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by any Purchaser, if necessary, any

      Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Securities covered by the prospectus, or any amendment or supplement thereto, included in such Exchange Offer Registration Statement.

            (h) Prior to any public offering of the Securities, pursuant to any Registration Statement, the Issuer shall register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder of the Securities reasonably requests in writing; provided, however, that the Issuer shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

            (i) The Issuer shall cooperate with the Holders of the Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Securities pursuant to such Registration Statement.

            (j) Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 3(b) above during the period for which the Issuer is required to maintain an effective Registration Statement, the Issuer shall promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Securities or purchasers of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Issuer notifies the Purchasers, the Holders of the Securities and any known Participating Broker-Dealer in accordance with paragraphs (ii) through (v) of Section 3(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Purchasers, the Holders of the Securities and any such Participating Broker-Dealers shall suspend use of such prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in Section 2(b) above and the Exchange Offer Registration Statement provided for in
      Section 1 above shall each be extended by the number of days from and including the date of the giving of such notice to and including the date when the Purchasers, the Holders of the Securities and any known Participating Broker-Dealer shall have received such amended or supplemented prospectus pursuant to this Section 3(j).

            (k) Not later than the effective date of the applicable Registration Statement, the Issuer will provide a CUSIP number for the Initial Securities, the Exchange Securities or the Private Exchange Securities, as the case may be, and provide the applicable trustee with printed certificates for the Initial Securities, the Exchange Securities or the Private Exchange Securities, as the case may be, in a form eligible for deposit with The Depository Trust Issuer.

            (l) The Issuer will comply in all material respects with all rules and regulations of the Commission to the extent and so long as they are applicable to the Registered Exchange Offer or the Shelf Registration and will make generally available to its security holders copies of such reports which it is required to file with the Commission pursuant to
      Section 13 or 15(d) of the Exchange Act.

            (m) The Issuer shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Issuer shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

            (n) The Issuer may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Issuer such information regarding the Holder and the distribution of the Securities as the Issuer may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Issuer may exclude from such registration the Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

            (o) The Issuer shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as any Holder of the Securities shall reasonably request in order to facilitate the disposition of the Securities pursuant to any Shelf Registration.

            (p) In the case of any Shelf Registration, the Issuer shall (i) make reasonably available for inspection by the Holders of the Securities, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders of the Securities or any such underwriter all reasonably relevant financial and other records, pertinent corporate documents and properties of the Issuer and (ii) cause the Issuer's officers, directors, employees, accountants and auditors to supply all reasonably relevant information reasonably requested by the Holders of the Securities or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Purchasers by you and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in Section 4 hereof.

            (q) In the case of any Shelf Registration, the Issuer, if reasonably requested by any Holder of Securities covered thereby based on advice of counsel, shall cause (i) its counsel to deliver an opinion and updates thereof relating to the Securities in customary form addressed to such Holders and the managing underwriters, if any, thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement (it being agreed that the matters to be covered by such opinion shall include, without limitation, the due incorporation and good standing of the Issuer and its subsidiaries; the qualification of the Issuer and its subsidiaries to transact business as foreign corporations; the due authorization, execution and delivery of the relevant agreement of the type referred to in Section 3(o) hereof; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the applicable Securities; the absence of material legal or governmental proceedings involving the Issuer and its subsidiaries; the absence of governmental approvals required to be obtained in connection with the Shelf Registration Statement, the offering and sale of the applicable Securities, or any agreement of the type referred to in Section 3(o) hereof; the compliance as to form of such Shelf Registration Statement and any documents incorporated by reference therein and of the Indenture with the requirements of the Securities Act and the Trust Indenture Act, respectively; and, as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from such Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, and from any documents incorporated by reference therein of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange Act); (ii) its officers to execute and deliver all customary documents and certificates and updates thereof requested by any underwriters of the applicable Securities and (iii) its independent public accountants and the independent public accountants with respect to any other entity for which financial information is provided in the Shelf Registration Statement to provide to the selling Holders of the applicable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

            (r) In the case of the Registered Exchange Offer, if reasonably requested by any Purchaser or any known Participating Broker-Dealer based on the advice of counsel, the Issuer shall cause (i) its counsel to deliver to such Purchaser or such Participating Broker-Dealer a signed opinion in the form set forth in Section 6(c) of the Purchase Agreement with such changes as are customary in connection with the preparation of a Registration Statement and (ii) its independent public accountants and the independent public accountants with respect to any other entity for which financial information is provided in the Registration Statement to deliver to such Purchaser or such Participating Broker-Dealer a comfort letter, in customary form, meeting the requirements as to the substance thereof as set forth in Section 6(a) of the Purchase Agreement, with appropriate date changes.

            (s) If a Registered Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Initial Securities by Holders to the Issuer (or to such other Person as directed by the Issuer) in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be, the Issuer shall mark, or caused to be marked, on the Initial Securities so exchanged that such Initial Securities are being canceled in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be; in no event shall the Initial Securities be marked as paid or otherwise satisfied.

            (t) The Issuer will use its reasonable best efforts to (a) if the Initial Securities have been rated prior to the initial sale of such Initial Securities, confirm such ratings will apply to the Securities covered by a Registration Statement, or (b) if the Initial Securities were not previously rated, cause the Securities covered by a Registration Statement to be rated with the appropriate rating agencies, if so requested by Holders of a majority in aggregate principal amount of Securities covered by such Registration Statement, or by the managing underwriters, if any.

            (u) In the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Conduct Rules (the "Rules") of the National Association of Securities Dealers, Inc. ("NASD")) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Issuer will assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 2720, shall so require, engaging a "qualified independent underwriter" (as defined in Rule 2720) to participate in the preparation of the Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

            (v) The Issuer shall use its reasonable best efforts to take all other steps necessary to effect the registration of the Securities covered by a Registration Statement contemplated hereby.

      4. Registration Expenses. The Issuer shall bear all its own fees and expenses incurred in connection with the performance of its obligations under Sections 1 through 3 hereof, whether or not the Registered Exchange Offer or a Shelf Registration is filed or becomes effective, and, in the event of a Shelf Registration, shall bear or reimburse the Holders of the Securities covered thereby for the reasonable fees and disbursements of one firm of counsel designated by the Holders of a majority in principal amount of the Initial Securities covered thereby to act as counsel for the Holders of the Initial Securities in connection therewith.

      5. Indemnification. (a) The Issuer agrees to indemnify and hold harmless each Holder of the Securities, any Participating Broker-Dealer and each person, if any, who controls such Holder or such Participating Broker-Dealer within the meaning of the Securities Act or the Exchange Act (each Holder, any Participating Broker-Dealer and such controlling persons are referred to collectively as the "Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that
(i) the Issuer shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Issuer by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to a Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder or Participating Broker-Dealer from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a prospectus relating to such Securities was required to be delivered by such Holder or Participating Broker-Dealer under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder or Participating Broker-Dealer results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the final prospectus if the Issuer had previously furnished copies thereof to such Holder or Participating Broker-Dealer; provided further, however, that this indemnity agreement will be in addition to any liability which the Issuer may otherwise have to such Indemnified Party. The Issuer shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.

      (b) Each Holder of the Securities, severally and not jointly, will indemnify and hold harmless the Issuer and each person, if any, who controls the Issuer within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Issuer or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration

Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Issuer by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Issuer for any legal or other expenses reasonably incurred by the Issuer or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Issuer or any of its controlling persons.

      (c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this
Section 5 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (d) If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the exchange of the Securities, pursuant to the Registered Exchange Offer, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this
Section 5(d), the Holders of the Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to a Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Issuer within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Issuer.

      (e) The agreements contained in this Section 5 shall survive the sale of the Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

      6. Additional Interest Under Certain Circumstances. (a) Additional interest (the "Additional Interest") with respect to the Initial Securities shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (iii) below a "Registration Default":

            (i) If by the 120th day (or if the 120th day is not a business day, the first business day thereafter) after the expiration of the Escrow Period neither the Exchange Offer Registration Statement nor a Shelf Registration Statement has been filed with the Commission;

            (ii) If by the 180th day (or if the 180th day is not a business day, the first business day thereafter) after the expiration of the Escrow Period, neither the Registered Exchange Offer is consummated nor, if required in lieu thereof, the Shelf Registration Statement is declared effective by the Commission; or

            (iii) If after either the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective (A) such Registration Statement thereafter ceases to be effective; or (B) such Registration Statement or the related prospectus ceases to be usable (except as permitted in paragraph (b)) in connection with resales of Transfer Restricted Securities during the periods specified herein because either (1) any event occurs as a result of which the related prospectus forming part of such Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (2) it shall be necessary to amend such Registration Statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder.

Additional Interest shall be paid by the Issuer to each Holder of the Initial Securities, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to 50 basis points per annum of the principal amount of Securities held by such Holder. The amount of the Additional Interest will increase by an additional 50 basis points per annum of the principal amount of Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Additional Interest for all Registration Defaults of 100 basis points per annum of the principal amount of Securities. Following the cure of all Registration Defaults, the accrual of Additional Interest will cease.

      (b) A Registration Default referred to in Section 6(a)(iii)(B) hereof shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Issuer where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events, with respect to the Issuer that would need to be described in such Shelf Registration Statement or the related prospectus or any suspension of the effectiveness of a Registration Statement contemplated by the final proviso to the sixth paragraph of Section 1 or the final proviso to the first sentence of Section 2(b) and (ii) in the case of clause (y), the Issuer is proceeding promptly and in good faith to amend or supplement such Registration Statement and related prospectus to describe such events; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 90 days, Additional Interest shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured.

      (c) Any amounts of Additional Interest due pursuant to clause (i), (ii) or
(iii) of Section 6(a) above will be payable in cash on the regular interest payment dates with respect to the Initial Securities. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Initial Securities, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

      (d) "Transfer Restricted Securities" means each Security until (i) the date on which such Transfer Restricted Security has been exchanged by a person other than a broker-dealer for a freely transferable Exchange Security in the Registered Exchange Offer, (ii) following the exchange by a broker-dealer in the Registered Exchange Offer of an Initial Security for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Initial Securities is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

      7. Rules 144 and 144A. The Issuer shall use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Issuer is not required to file such reports, it will, upon the reasonable request of any Holder of Initial Securities, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A. The Issuer covenants that it will take such further action as any Holder of Initial Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Initial Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Issuer will provide a copy of this Agreement to prospective purchasers of Initial Securities identified to the Issuer by the Purchasers upon request. Upon the request of any Holder of Initial Securities, the Issuer shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Issuer to register any of its securities pursuant to the Exchange Act.

      8. Underwritten Registrations. If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering ("Managing Underwriters") will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities to be included in such offering.

      No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

      9. Miscellaneous.

      (a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Issuer and the written consent of the Holders of a majority in principal amount of the Securities affected by such amendment, modification, supplement, waiver or consents.

      (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

            (1) if to a Holder of the Securities, at the most current address given by such Holder to the Issuer.

            (2) if to the Purchasers;

                           Credit Suisse First Boston LLC
                           Eleven Madison Avenue
                           New York, NY 10010-3629
                           Fax No.: (212) 325-8278
                           Attention: Transactions Advisory Group

      with a copy to:

                           Latham & Watkins LLP
                           885 Third Avenue, Suite 1000
                           New York, NY 10022
                           Fax No.: (212) 751-4864
                           Attention: Gregory A. Ezring, Esq.

            (3)            if to the Issuer, at its address as follows:

                           Milacron Escrow Corporation
                           2090 Florence Avenue
                           Cincinnati, Ohio 45206
                           Fax No.: (513) 487-5969
                           Attention: General Counsel

      with a copy to:

                           Cravath, Swaine & Moore LLP
                           825 Eighth Avenue
                           New York, NY 10019
                           Fax No.: (212) 474-3700
                           Attention: Mark I. Greene, Esq.

      All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

      (c) No Inconsistent Agreements. The Issuer has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

      (d) Successors and Assigns. This Agreement shall be binding upon the Issuer and its successors and assigns.

      (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      (g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

      (h) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

      (i) Securities Held by the Issuer. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Issuer or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to Milacron Escrow Corporation a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Purchasers and Milacron Escrow Corporation in accordance with its terms.

                                           Very truly yours,

                                           MILACRON ESCROW CORPORATION

                                           By: /s/ Ronald D. Brown
                                              --------------------
                                               Name: Ronald D. Brown
                                               Title: President

The foregoing Registration
Rights Agreement is hereby confirmed
and accepted as of the date first
above written.

     CREDIT SUISSE FIRST BOSTON LLC

         Acting on behalf of themselves and as
         the Representative of the several Purchasers.

     By CREDIT SUISSE FIRST BOSTON LLC

         By: /s/ Douglas A. Cruikshank
            --------------------------
            Name: Douglas A. Cruikshank
            Title: Managing Director

                                    EXHIBIT A

         REGISTRATION RIGHTS JOINDER OF MILACRON INC. AND THE GUARANTORS

      With respect to the Registration Rights Agreement, dated as of May 26, 2004, between Milacron Escrow Corporation and Credit Suisse First Boston LLC, as representative of the several Purchasers named therein (the "Registration Rights Agreement"), (i) Milacron Inc. hereby agrees to be bound by such Registration Rights Agreement in the capacity as "Issuer" and assumes all of the rights and obligations of Milacron Escrow Corporation thereunder and (ii) each of the undersigned under the heading "Guarantor" below agrees to be bound by such Registration Rights Agreement in the capacity as "Guarantor", in each case, as of the effective time of the Escrow Merger, on __________, 2004. Capitalized terms used but not defined in this Registration Rights Joinder shall have the meanings given to such terms in the Registration Rights Agreement.

                                           Very truly yours,

                                           MILACRON INC.

                                           By:_________________________________
                                              Name:
                                              Title:

                                           Guarantors:

                                           [GUARANTORS]

                                           By:_________________________________
                                              Name:
                                              Title:

                                   SCHEDULE A

                                   Purchasers

Credit Suisse First Boston LLC..........................................
J.P. Morgan Securities Inc..............................................
Lazard Freres & Co. LLC.................................................

                                   SCHEDULE B

Guarantors                                              Jurisdiction
----------                                              ------------
Milacron Capital Holdings B.V.                          The Netherlands
Milacron Marketing Company                              Ohio
Milacron International Marketing Company                Delaware
Northern Supply Company, Inc.                           Minnesota
Nickerson Machinery Chicago, Inc.                       Illinois
Pliers International, Inc.                              Delaware
Milacron Resin Abrasives Inc.                           Delaware
D-M-E Company                                           Delaware
D-M-E U.S.A. Inc.                                       Michigan
D-M-E of Canada Limited                                 Ontario
Progress Precision Inc.                                 Ontario
450500 Ontario Limited                                  Ontario
528650 Ontario Limited                                  Ontario
2913607 Canada Limited                                  Canada
D-M-E Manufacturing Inc.                                Delaware
Uniloy Milacron Inc.                                    Delaware
Uniloy Milacron U.S.A. Inc.                             Michigan
Milacron Industrial Products, Inc.                      Michigan
Oak International Inc.                                  Michigan
Cimcool Industrial Products Inc.                        Delaware
Milacron Canada Inc.                                    Ontario
Milacron Plastics Technologies Group Inc.               Delaware

                                                                         ANNEX A

      Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuer has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                                                         ANNEX B

      Each broker-dealer that receives Exchange Securities for its own account in exchange for Securities, where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See "Plan of Distribution."

                                                                         ANNEX C

                              PLAN OF DISTRIBUTION

      Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired as a result of market-making activities or other trading activities. The Issuer has agreed that, for a period of 180 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until [_______], 2004, all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

      The Issuer will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

      For a period of 180 days after the Expiration Date the Issuer will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Issuer has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                                                         ANNEX D

[ ]   CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL
COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

                  Name:  _____________________________________________
                  Address: ___________________________________________
                           ___________________________________________

If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.